
Exhibit 12.1-Statement Re:  Computation of Ratio of Earnings to Fixed Charges

                                                            Year Ended December 31,
                         -------------------------------------------------------------------------------------------------
                              1991           1992           1993           1994            1995           1995 Pro Forma
                         -------------------------------------------------------------------------------------------------
EARNINGS
Net loss                 $(2,573,226)   $(3,294,863)   $ (7,886,071)   $ (7,964,918)    $(26,915,178)      $(135,406,848)
Interest                     455,987      5,636,736      16,280,888      27,291,040       26,049,216          85,144,359
Interest capitalized
  during the period               --     (5,457,139)    (16,148,019)    (27,230,481)      (1,310,770)         (2,256,781)
Interest portion of
  rental Expense              79,774        108,720         838,644       1,037,149        1,326,206           1,326,206
                         -------------------------------------------------------------------------------------------------
                         $(2,037,465)   $(3,006,546)   $ (6,914,558)   $ (6,867,210)    $   (850,526)      $ (51,193,064)
                         =================================================================================================

FIXED CHARGES
Interest                 $   455,987    $ 5,636,736    $ 16,280,888    $ 27,291,040     $ 26,049,216       $  85,144,359
Interest portion of
  rental expense              79,774        108,720         838,644       1,037,149        1,326,206           1,326,206
                         -------------------------------------------------------------------------------------------------
                         $   535,761    $ 5,745,456    $ 17,119,532    $ 28,328,189     $ 27,375,422       $  86,470,565
                         =================================================================================================

DEFICIENCY               $(2,573,226)   $(8,752,002)   $(24,034,090)   $(35,195,399)    $(28,225,948)      $(137,663,629)
                         =================================================================================================

                                     Nine months ended September 30,
                         -------------------------------------------------------
                              1995             1996           1996 Pro Forma
                         -------------------------------------------------------
EARNINGS
Net loss                 $(19,985,085)    $(19,807,287)       $(92,549,743)
Interest                   18,390,916       20,228,519          68,050,233
Interest capitalized
  during the period        (1,310,770)              --          (3,241,875)
Interest portion of
  rental Expense              993,099          962,637             962,637
                         -------------------------------------------------------
                         $ (1,911,840)    $  1,383,869        $(26,778,748)
                         =======================================================

FIXED CHARGES
Interest                 $ 18,390,916     $ 20,228,519        $ 68,050,233
Interest portion of
  rental expense              993,099          962,637             962,637
                         -------------------------------------------------------
                         $ 19,384,015     $ 21,191,156        $ 69,012,870
                         =======================================================

DEFICIENCY               $(21,295,855)    $(19,807,287)       $(95,791,618)
                         =======================================================